EXHIBIT 10.3

c/o MidCap Financial Services, LLC, as servicer
7255 Woodmont Avenue, Suite 300
Bethesda, Maryland 20814
www.midcapfinancial.com

June 30, 2023

STRATA Skin Sciences, Inc.
5 Walnut Grove Drive, Suite 140
Horsham, Pennsylvania 19044
Attn: Christopher Lesovitz, Chief Financial Officer

Re:	Amendment No. 3 to Credit and Security Agreement with STRATA Skin Sciences, Inc.

Ladies and Gentlemen:

This amended and restated fee letter (“Fee Letter”) is a “Fee Letter” referred to in that certain Credit and Security Agreement dated as of September 30, 2021 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), by and among STRATA Skin Sciences, Inc., a Delaware Corporation, as Borrower (together with any other entities from time to time party thereto as borrowers, collectively in the singular, “Borrower”), the financial institutions or other entities from time to time parties thereto as lenders (the “Lenders”), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust, individually as administrative agent (in such capacity, together with its successors and assigns, “Agent”).  Capitalized terms used herein without definition shall have the meanings contained in the Credit Agreement.

In addition to any fees, expenses or other amounts payable by Borrower to Agent and the Lenders under the terms of the Financing Documents, to induce Agent and the Lenders to enter into the Credit Agreement, and to extend to Borrower the Credit Facilities, and as consideration for Agent and Lenders making the Credit Facilities available to Borrower, Borrower agrees to pay to Agent, or any affiliate thereof as directed by Agent, the following fees at the following times:

1.
on the Closing Date, Borrower shall pay to Agent for the ratable benefit of the Lenders committed to make Credit Extensions as of the Closing Date, in accordance with their respective Pro Rata Shares, an origination fee in an amount equal to $40,000.  Such fee shall be fully earned as of, but subject to the occurrence of, the Closing Date.

2.
on the Maturity Date, or on any earlier date on which the Obligations become due and payable in full (whether by voluntary prepayment by Borrower, by mandatory prepayment by Borrower, by reason of the occurrence of an Event of Default or the acceleration (including any automatic acceleration due to the occurrence of an Event of Default described in Section 10.1(f) of the Credit Agreement) or otherwise) or are otherwise paid in full (such date, the “Full Exit Fee Payment Date”), Borrower shall pay to Agent, for the benefit of all Lenders in accordance with their respective Pro Rata Shares, an amount equal to (a) three percent (3.00%) of the Exit Fee Base Amount (as defined below) less (b) any Partial Exit Fee (as defined below) previously paid.  The “Exit Fee Base Amount” means the total aggregate principal amount of Credit Extensions made pursuant to the Credit Agreement (regardless of any repayment or prepayment thereof) as of the Full Exit Fee Payment Date.

3.
on the date of any voluntary or mandatory partial prepayment of the Credit Facilities (or, in the case of a mandatory partial prepayment under the Credit Agreement, on the date such mandatory prepayment becomes due and payable) (each such date, a “Partial Exit Fee Payment Date”), Borrower shall pay to Agent, for the benefit of all Lenders in accordance with their respective Pro Rata Shares, an amount equal to three percent (3.00%) of the principal amount of the Credit Facilities paid or prepaid (or in the case of a mandatory prepayment, required to be paid) on such Partial Exit Fee Payment Date (the fee in this paragraph 3 is herein referred to as the “Partial Exit Fee”).

4.
On the Third Amendment Effective Date, Borrower shall pay to Agent, for the benefit of all Lenders committed to make Credit Extensions in respect of Credit Facility #2, an origination fee in an amount equal to the Credit Extensions in respect of Credit Facility #2 multiplied by one half of one percent (0.50%).  All fees payable pursuant to this paragraph shall be due and payable on the date Third Amendment Effective Date and, once paid, shall be non-refundable

5.
Contemporaneous with the funding of the Credit Extensions in respect of Credit Facility #3, Borrower shall pay to Agent, for the benefit of all Lenders committed to make Credit Extensions in respect of Credit Facility #3, an origination fee in an amount equal to the Credit Extensions in respect of Credit Facility #3 multiplied by one half of one percent (0.50%).  All fees payable pursuant to this paragraph shall be due and payable on the date the Credit Extensions in respect of Credit Facility #3 are funded and, once paid, shall be non-refundable.

Borrower agrees that, once paid, the fees and expenses or any part thereof payable hereunder shall not be refundable under any circumstances. All fees and expenses payable hereunder shall be paid in immediately available funds in U.S. Dollars and shall not be subject to reduction by way of withholding, setoff or counterclaim or be otherwise affected by any claim or dispute related to any other matter, and shall be in addition to the reimbursement obligations set forth in the Credit Agreement or any other Financing Document and any other fee, cost or expense payable under the Credit Agreement or any other Financing Document. Borrower agrees that Agent and Lenders may, in their sole discretion, share all or a portion of any of the fees payable pursuant to this Fee Letter with any of their respective Affiliates.

Borrower agrees not to disclose any or all of the terms of this Fee Letter to any person other than Borrower’s Affiliates, directors, employees, attorneys or accountants, in each case, to whom it is necessary to disclose the information (and whom, in each case, shall be made aware of this agreement not to disclose) or as may be required by law or any court or regulatory agency having jurisdiction over Borrower.

This Fee Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one document.  Delivery of an executed counterpart of this Fee Letter by facsimile or other electronic transmission shall constitute valid delivery of an executed counterpart hereof.  In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Fee Letter and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

THIS FEE LETTER AND THE RIGHTS, REMEDIES AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FEE LETTER, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES AND ALL OTHER MATTERS RELATING HERETO, THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

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TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE CREDIT PARTIES AND AGENT EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS FEE LETTER, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

The provisions of the Credit Agreement regarding jurisdiction and venue are incorporated herein and shall govern this Fee Letter.  This Fee Letter shall inure to the benefit of Agent, the Lenders and their respective successors and permitted assigns, and shall be binding upon each Credit Party and its successors and permitted assigns.

This Fee Letter embodies the entire agreement and understanding between the undersigned and Borrower with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating thereto, including that certain Fee Letter, dated September 30, 2021, from Borrower to Agent (the “Original Fee Letter”). This Fee Letter shall amend and restate, without novation, the Original Fee Letter, and any fees payable hereunder shall be in replacement of, and not in addition to, the fees owing under the Original Fee Letter. All fees paid under the Original Fee Letter prior to the date hereof are non-refundable.

Agent requests Borrower to indicate its agreement and acceptance to the foregoing by signing below and returning this Fee Letter to Agent

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Very truly yours,

MIDCAP FINANCIAL TRUST, as Agent for Lenders

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By:
Name:	Maurice Amsellem
Its:	Authorized Signatory

AGREED AND ACCEPTED AS OF THE FIRST DATE ABOVE WRITTEN:

BORROWER:

STRATA SKIN SCIENCES, INC.

By:
Name:
Title: